Exhibit 5.1

Sullivan & Wocester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

December 11, 2023

Brenmiller Energy Ltd.

13 Amal St. 4th Floor, Park Afek

Rosh Haayin, 4809249 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Brenmiller Energy Ltd. (the “Company”), an Israeli company, in connection with the registration of up to $7,000,000.00 in aggregate value of: (i) ordinary shares, no par value, of the Company (the “Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (the “Warrants”); and (iii) pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”) on a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission, relating to a public offering by the Company (the “Offering”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to which this opinion is filed as an exhibit; (ii) the exhibits to the Registration Statement, including the form of securities purchase agreement, the form of Warrant and the Form of Pre-Funded Warrant; (iii) a copy of the Company’s Amended and Restated Articles of Association; (iv) resolutions of the Company’s Board of Directors (the "Board") which have heretofore been approved and relate to the Registration Statement and the actions to be taken in connection with the Offering; and (v) such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that, (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Ordinary Shares, when issued and sold in the Offering as described in the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Ordinary Shares underlying the Warrants and Pre-Funded Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement, the Warrants and the Pre-Funded Warrants, as applicable, will be validly issued fully paid and non-assessable, and in each case, including any additional Ordinary Shares, including the Ordinary Shares underlying Warrants and the Ordinary Shares underlying Pre-Funded Warrants, registered pursuant to Rule 462(b) under the United States Securities Act of 1933, as amended (the “Securities Act”).

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Ordinary Shares.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)